EXHIBIT 23.4

                        CONSENT OF INDEPENDENT ACCOUNTANTS



         We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement of The Warnaco Group, Inc. on Form S-3 (File No. 333-41415) and related prospectus of our reports dated March 12, 1997, on our audits of the consolidated financial statements and financial statement schedule of Designer Holdings Ltd. as of December 31, 1996 and 1995, and for the years ended December 31, 1996 and 1995 and the four months ended December 31, 1994, and the combined financial statements of the Predecessor Companies for the eight months ended August 25, 1994, which are incorporated by reference in this Form S-3.

                                         COOPERS & LYBRAND L.L.P.

    New York, New York
    January 29, 1998






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